UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 2, 2020

(Date of earliest event reported)

 ENTASIS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38670	82-4592913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive Waltham, MA 02451
(Principal Executive Office)

Telephone Number: (781) 810-0120

Not Applicable
Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ETTX	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2020, the Board of Directors (the “Board”) of Entasis Therapeutics Holdings Inc. (the “Company”) , approved a restricted stock unit-based program (“the RSU Program”) to provide a long-term incentive to the Company’s employees, including the members of the executive leadership team (“ELT”). Pursuant to the RSU Program and the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), the Company will grant a time-based restricted stock unit (“TRSU”) award to every employee, which will vest 50% on the first anniversary of the vesting commencement date, or the date of grant of TRSUs to the non-ELT employees (the “Vesting Commencement Date”) and 50% on the second anniversary of the Vesting Commencement Date, provided that the recipient is still employed by or providing services to the Company on each vesting date. The Vesting Commencement Date is November 2, 2020. In addition, pursuant to the RSU Program and the 2018 Plan, the Company will grant an additional performance-based restricted stock unit (“PRSU”) award to members of the ELT that is conditioned upon the determination of the Compensation Committee of the Board (the “Compensation Committee”) that the Company has received positive data from its ATTACK (Acinetobacter Treatment Trial Against Colistin) Phase 3 registration clinical trial evaluating sulbactam-durlobactam in Acinetobacter infections, including carbapenem-resistant strains. The PRSU award will vest in equal parts, provided that the recipient is still employed by or providing services to the Company on each vesting date, upon (a) the decision by the Compensation Committee that the Company has received positive data from the ATTACK Trial and (b) the one-year anniversary of such determination. Upon vesting, the TRSUs and PRSUs may be settled in shares of common stock of the Company, or in cash equal to the fair market value of the number of vested shares, at the election of the Company.

Pursuant to the RSU Program, Manoussos Perros, Ph.D., the Chief Executive Officer of the Company, will be eligible to receive a total of 145,000 restricted stock units (“RSUs”), consisting of 72,500 TRSUs and 72,500 PRSUs. Michael Gutch, the Chief Financial Officer and Chief Business Officer of the Company, will be eligible to receive a total of 50,000 RSUs, consisting of 25,000 TRSUs and 25,000 PRSUs under the RSU Program. The RSU awards to Dr. Perros and Dr. Gutch will be made on or about January 15, 2021, if the Share Reserve (as defined in the 2018 Plan) is increased on January 1, 2021 in accordance with the annual increase as set forth in the 2018 Plan.

In connection with the adoption of the RSU program, the Board adopted a form of Restricted Stock Unit Grant Notice (Time-Based) (the “Time-Based RSU Grant Notice”), a form of Restricted Stock Unit Grant Notice (Performance-Based) (the “Performance-Based RSU Grant Notice”), and form of Restricted Stock Unit Grant Agreement (the “RSU Award Agreement”). The foregoing summaries of the RSU Program, the TRSU and the PRSU do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Time-Based RSU Grant Notice, the Performance-Based RSU Grant Notice and the RSU Award Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K (the “Current Report”) and are incorporated herein by reference.

Forward-Looking Statements

Any statements in this Current Report about the Company’s future expectations, plans and prospects, including statements about the availability of data from the ATTACK Trial, and other statements containing the words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs and the risks more fully described in the Company’s filings with the SEC, including those set forth in Part I, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and those set forth in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q. Forward-looking statements contained in this Current Report are made as of this date, and except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1+	Form of Restricted Stock Unit Grant Notice (Time-Based).

10.2+	Form of Restricted Stock Unit Grant Notice (Performance-Based).

10.3+	Form of Restricted Stock Unit Grant Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTASIS THERAPEUTICS HOLDINGS INC.

	By:	/s/ Elizabeth M. Keiley
General Counsel

Dated: November 6, 2020

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